Media     Brent S. Di Giorgio           Investor                 John V. Brennan
Contact:  (203) 578-2561                Contact:                 (203) 578-2335

        WEBSTER FINANCIAL CORPORATION ANNOUNCES DATE FOR ANNUAL MEETING

WATERBURY, CONNECTICUT, February 29, 1996 -- Webster Financial Corporation (NASDAQ: WBST) announced today that its annual meeting of shareholders will be held Thursday, April 25, 1996 at 4:00 p.m. in Waterbury, Connecticut. Shareholders of record at the close of business on March 15, 1996 will be entitled to vote at the annual meeting.

In accordance with Webster's bylaws, shareholders who wish to present business at the annual meeting or to nominate directors are required to give written notice, containing the information specified in the bylaws, to Webster not less than 30 days prior to the date of the annual meeting.

Webster Financial Corporation, headquartered in Waterbury, Connecticut, is the holding company for Webster Bank. Webster has assets of $4 billion and 64 offices extending from the Massachusetts border through central Connecticut to Long Island Sound. Webster provides consumer, commercial and mortgage banking services to retail and business customers in Connecticut.

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